Exhibit 99.12

MPC Corporation

906 East Karcher Road

Nampa, Idaho 83687

October 1, 2007

Gateway, Inc.

7565 Irvine Center Drive

Irvine, California 92618

Dear Sirs:

In connection with the Asset Purchase Agreement (the “Agreement”) dated as of September 4, 2007, by and among MPC Corporation, a Colorado corporation (“MPC”), MPC-PRO, LLC, a Delaware limited liability company (“Buyer”), Gateway, Inc., a Delaware corporation (“Seller”) and Gateway Technologies, Inc., a Delaware corporation (“Gateway Technologies”), the parties to the Agreement hereby agree as follows:

1.    Time of Closing. Each reference to “12:01 A.M.” in the first paragraph of Article 12 of the Agreement is hereby amended to read “3:00 A.M. Pacific time”. The Closing shall be deemed to be effective for all business, accounting, financial, tax, legal and other purposes as of 3:00 A.M. Pacific time on the Closing Date.

2.    Transfer of Gateway Technologies’ Interest in GP. Section 3.02 of the Agreement is hereby amended and restated in its entirety to read “For the consideration, and subject to the terms and conditions in this Agreement, Gateway Technologies shall sell, convey, transfer and deliver to GCI, and GCI shall purchase from Gateway Technologies, at the Closing, the 10% membership interest in GP owned by Gateway Technologies and any rights and benefits incident to the ownership thereof, free and clear of any Liens. Such sale and purchase shall occur, and for all purposes shall be deemed to occur, immediately following the sale and purchase of the GCI Stock referred to in Section 3.01”.

3.	Conditions to Closing.

(a)  Each of Buyer and MPC hereby waives the condition to Closing set forth in Section 9.11 of the Agreement, and such condition is deemed satisfied by the continuation of the existing professional services agreement between GCC and Quanta.

(b)  The reference to “$9,000,000” in the condition to Closing set in Section 10.06 of the Agreement is hereby amended to read “$8,000,000”.

4.	Closing Deliverables.

(a)    The closing deliverable set forth in Section 12.01(h) of the Agreement shall be deemed satisfied by delivery of an executed copy of the Payoff Letter to Buyer.

(MP) 08481/006/APA/APA.side.letter.doc

(b)    The closing deliverable set forth in Section 12.01(i) shall be deemed satisfied by (i) the UCC termination statements delivered to Buyer and MPC prior to Closing and (ii) the delivery of UCC termination statements acknowledging the termination of GECC’s security interest in the Purchased Assets and the Purchased Securities, which Seller agrees to use its reasonable efforts to deliver to Buyer as promptly as practicable following the Closing.

(c)    The closing deliverable set forth in Section 12.02(i) of the Agreement shall be deemed satisfied by delivery of stock certificates representing the MPC Shares no later than 10 Business Days following the Closing, and MPC agrees to use its reasonable efforts to cause its transfer agent to deliver such certificates to Seller.

Capitalized terms used but not otherwise defined within this letter agreement shall have the meanings ascribed to them in the Agreement.

This letter agreement shall constitute an amendment of the Agreement pursuant to Section 16.07 thereof and shall be effective immediately prior to the Closing. Except as expressly set forth in this letter agreement, the Agreement is and shall continue to be in full force and effect and, as so amended hereby, is hereby ratified and confirmed in all respects.

This letter agreement (i) may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same agreement, (ii) shall be construed and interpreted according to the internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of a jurisdiction other than the State of Delaware, (iii) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of this letter agreement and (iv) may be amended only by a writing signed by each of the parties hereto.

(MP) 08481/006/APA/APA.side.letter.doc

If the foregoing correctly sets forth our agreement with respect to the matters set forth above, please so indicate by signing below.

MPC CORPORATION
By:	/s/ Curtis Akey
Name: Curtis Akey
Title: Vice President

MPC-PRO, LLC
By:	/s/ Curtis Akey
Name: Curtis Akey
Title: Vice President

Accepted and agreed as of the date first written above:

GATEWAY, INC.
By:	/s/ John Goldsberry
Name: John Goldsberry
Title: SVP & CFO

GATEWAY TECHNOLOGIES, INC..
By:	/s/ John Goldsberry
Name: John Goldsberry
Title: SVP & CFO

[Signature Page to Side Letter Agreement]

(MP) 08481/006/APA/APA.side.letter.doc